UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2010

Vertro, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30428 (Commission File Number)	88-0348835 (IRS Employer Identification No.)

143 Varick Street New York, New York (Address of principal executive offices)	10013 (Zip Code)

Registrant’s telephone number, including area code: (212) 231-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement.

On September 17, 2010, Vertro, Inc. (the “Company”) provided notice to AGS Capital Group, LLC (“AGS”) of termination of the Reserve Equity Financing Agreement, dated May 10, 2010, between the Company and AGS (the “REF Agreement”), effective October 8, 2010, pursuant to Section 10.2(b) of the REF Agreement.

A description of the terms of the REF Agreement was included in Item 1.01 of the Current Report on Form 8-K, dated May 10, 2010, and filed by the Company on May 11, 2010, and such description is incorporated herein by reference.

The Company is requesting the immediate withdrawal of its Registration Statement on Form S-3 together with all exhibits, filed on May 14, 2010, as amended by Pre-Effective Amendment No. 1, filed on July 2, 2010 (the “Registration Statement”) (File No. 333–166824), which was filed in connection with the REF Agreement.  No securities were sold or issued under the Registration Statement, and the Company does not intend to sell or issue any securities in connection therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertro, Inc.

Date: September 22, 2010	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary